Exhibit 5.1

David Lubin & Associates, PLLC

10 Union Avenue

Suite 5

Lynbrook, New York 11563

Telephone: (516) 887-8200
Facsimile: 516-887-8250

                        May 24, 2012

Viatech Corp.

Mikolase Alse, 586

Cesky Brod, Czech Republic 28201

      Re:  Registration Statement on Form S-1

Gentlemen:

We have acted as special counsel to Viatech Corp. (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale of up to 6,000,000 shares of common stock of the Company (the “Shares”) to be offered pursuant to the prospectus which is part of the Registration Statement.

      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.

Based upon and subject to the foregoing, we are of the opinion that when issued in accordance with the terms described in the Registration Statement and upon receipt by the Company of the purchase price therefor, the Shares will be validly issued, fully paid and non-assessable.

We are familiar with the applicable provisions of the Nevada Revised Statutes and the federal securities laws of the United States, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

                                                                                       /s/ David Lubin & Associates, PLLC

DAVID LUBIN & ASSOCIATES, PLLC